Bloom Energy Reports Second Quarter 2024 Financial Results
Reiterating 2024 financial guidance

SAN JOSE, Calif., August 8, 2024 — Bloom Energy Corporation (NYSE: BE) reported today its financial results for the second quarter ended June 30, 2024. The company reported revenue of $335.8 million for the second quarter of 2024.

Second Quarter Highlights

•Revenue of $335.8 million in the second quarter of 2024, an increase of 11.5% year-over-year.
•Gross margin of 20.4% in the second quarter of 2024, an increase of 1.7 percentage points year-over-year; Non-GAAP gross margin of 21.8% in the second quarter of 2024, an increase of 1.4 percentage points year-over-year.
•Operating loss of $23.1 million in the second quarter of 2024, an improvement of $31.3 million year-over-year; Non-GAAP operating loss of $3.2 million in the second quarter of 2024, an improvement of $22.7 million year-over-year.
•Strengthened our balance sheet through the issuance of 3% convertible green notes.
•Announced agreement with CoreWeave, a leader in AI, to power the high-performance data center owned by Chirisa Technology Parks located in Volo, Illinois.
•Silicon Valley Power received municipal approval to enter into an agreement using Bloom fuel cells to power 20-megawatts of AWS data centers in Santa Clara, CA.

KR Sridhar, CEO of Bloom Energy said, “It is now widely understood that demand for electricity is expected to far exceed available supply through the grid. It is presenting Bloom with a huge opportunity. We are seeing high levels of commercial interest in our products and solutions. We continue to execute well, advance our technology and build out our team for future growth.”

Dan Berenbaum, CFO of Bloom Energy added, “We delivered record revenue and non-GAAP profitability for a second quarter and strengthened our balance sheet through the issuance of our 3% convertible green notes. We are confident in our commercial pipeline, and we are reaffirming our prior 2024 financial guidance.”

Summary of Key Financial Metrics

Summary of GAAP Profit and Loss Statements

($000), except EPS data	Q2’24	Q1’24	Q2’23
Revenue	335,767	235,298	301,095
Cost of Revenue	267,245	197,222	244,745
Gross Profit	68,522	38,076	56,350
Gross Margin	20.4%	16.2%	18.7%
Operating Expenses	91,650	87,093	110,806
Operating Loss	(23,128)	(49,017)	(54,456)
Operating Margin	(6.9)%	(20.8)%	(18.1)%
Non-operating Expenses	38,659	8,507	11,607
Net Loss to Common Stockholders	(61,787)	(57,524)	(66,061)
GAAP EPS, Basic and Diluted	$(0.27)	$(0.25)	$(0.32)

Summary of Non-GAAP Financial Information1

($000), except EPS data	Q2’24	Q1’24	Q2’23
Revenue	335,767	235,298	301,095
Cost of Revenue	262,611	194,071	239,678
Gross Profit	73,156	41,226	61,418
Gross Margin	21.8%	17.5%	20.4%
Operating Expenses	76,344	71,962	87,357
Operating Loss	(3,188)	(30,736)	(25,939)
Operating Margin	(0.9)%	(13.1)%	(8.6)%
Adjusted EBITDA	10,219	(18,218)	(8,421)
Non-GAAP EPS, Basic and Diluted	$(0.06)	$(0.17)	$(0.17)

1.A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release

Outlook

Bloom reaffirms outlook for the full-year 2024:

•Revenue:                             $1.4 - $1.6B
•Non-GAAP Gross Margin:                         ~28%
•Non-GAAP Operating Income:                  $75 - $100M

Conference Call Details

Bloom will host a conference call today, August 8, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call toll-free dial-in number: +1 (888) 596-4144 and toll-dial-in-number +1 (646) 968-2525. The conference ID is 9501971. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on Bloom's website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (800) 770-2030 and entering passcode 9501971

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Bloom urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom’s expectations regarding its 2024 Outlook, Bloom is not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating income measures to the corresponding GAAP measures without unreasonable efforts due to the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Material changes to reconciling items could have a significant effect on future GAAP results and, as such, we believe that any reconciliation provided would imply a degree of precision that could be confusing or misleading to investors.

About Bloom Energy

Bloom Energy empowers businesses and communities to responsibly take charge of their energy. The company’s leading solid oxide platform for distributed generation of electricity and hydrogen is changing the future of energy. Fortune 100 companies turn to Bloom Energy as a trusted partner to deliver lower carbon energy today and a net-zero future. For more information, visit www.bloomenergy.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s expectations regarding: innovation and solutions; customer reaction to Bloom’s products; Bloom’s liquidity position; market demand for energy solutions; and Bloom’s 2024 outlook for revenue and profitability. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to: Bloom’s limited operating history; the emerging nature of the distributed generation market and rapidly evolving market trends; the significant losses Bloom has incurred in the past; the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products; Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; Bloom’s ability to service its existing debt obligations; Bloom’s ability to be successful in new markets; government incentive programs including the scheduled expiration of the Investment Tax Credit at the end of 2024; the ability of the Bloom Energy Server to operate on the fuel source a customer will want; the success of the strategic partnership with SK ecoplant in the United States and international markets; timing and development of an ecosystem for the hydrogen market, including in the South Korean market; continued incentives in the South Korean market; adapting to the new government bidding process in the South Korean market; the timing and pace of adoption of hydrogen for stationary power; the risk of manufacturing defects; the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers; delays in the development and introduction of new products or updates to existing products; supply constraints; the availability of rebates, tax credits and other tax benefits; changes in the regulatory landscape; Bloom’s reliance upon a limited number of customers; Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of its Energy Servers, including inventories with distributors; business and economic conditions and growth trends in commercial and industrial energy markets; global macroeconomic conditions, including rising interest rates, recession fears and inflationary pressures, or geopolitical events or conflicts; overall electricity generation market; management transitions; Bloom’s ability to protect its intellectual property; and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on February 15, 2024 and May 9, 2024, respectively, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Bloom’s website at www.bloomenergy.com and the SEC’s website at www.sec.gov. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted.

Investor Relations: Michael Tierney Bloom Energy investor@bloomenergy.com	Media: Bloom Energy press@bloomenergy.com

Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share data)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents[1]	$581,684	$664,593
Restricted cash[1]	25,167	46,821
Accounts receivable less allowance for credit losses of $119 as of June 30, 2024 and December 31, 2023[1,2]	524,000	340,740
Contract assets[3]	90,388	41,366
Inventories[1]	520,216	502,515
Deferred cost of revenue[4]	48,457	45,984
Prepaid expenses and other current assets[1,5]	40,102	51,148
Total current assets	1,830,014	1,693,167
Property, plant and equipment, net[1]	494,377	493,352
Operating lease right-of-use assets[1,6]	134,972	139,732
Restricted cash[1]	30,953	33,764
Deferred cost of revenue	3,565	3,454
Other long-term assets[1,7]	54,163	50,208
Total assets	$2,548,044	$2,413,677
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable[1,8]	$104,201	$132,078
Accrued warranty	12,388	19,326
Accrued expenses and other current liabilities[1,9]	116,399	130,879
Deferred revenue and customer deposits[1,10]	112,032	128,922
Operating lease liabilities[1,11]	20,123	20,245
Financing obligations	28,332	38,972
Total current liabilities	393,475	470,422
Deferred revenue and customer deposits[1,12]	28,589	19,140
Operating lease liabilities[1,13]	137,209	141,939
Financing obligations	408,384	405,824
Recourse debt	1,121,011	842,006
Non-recourse debt[1,14]	4,347	4,627
Other long-term liabilities	8,479	9,049
Total liabilities	$2,101,494	$1,893,007

	June 30,	December 31,
	2024	2023
Commitments and contingencies
Stockholders’ equity:
Common stock: $0.0001 par value; Class A shares — 600,000,000 shares authorized and 227,556,594 shares and 224,717,533 shares issued and outstanding, and Class B shares — 470,092,742 shares and 600,000,000 shares authorized and no shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	23	21
Additional paid-in capital	4,413,233	4,370,343
Accumulated other comprehensive loss	(2,301)	(1,687)
Accumulated deficit	(3,987,702)	(3,866,599)
Total equity attributable to common stockholders	423,253	502,078
Noncontrolling interest	23,297	18,592
Total stockholders’ equity	$446,550	$520,670
Total liabilities and stockholders’ equity	$2,548,044	$2,413,677

1 We have a variable interest entity related to a joint venture in the Republic of Korea, which represents a portion of the consolidated balances recorded within these financial statement line items.
2 Including amounts from related parties of $348.2 million and $262.0 million as of June 30, 2024 and December 31, 2023, respectively.
3 Including amounts from related parties of $0.9 million and $6.9 million as of June 30, 2024 and December 31, 2023, respectively.
4 Including amounts from related parties of $0.9 million as of December 31, 2023. There were no amounts from related parties as of June 30, 2024.
5 Including amounts from related parties of $1.3 million and $2.3 million as of June 30, 2024 and December 31, 2023, respectively.
6 Including amounts from related parties of $1.7 million and $2.0 million as of June 30, 2024 and December 31, 2023, respectively.
7 Including amounts from related parties of $9.5 million and $9.1 million as of June 30, 2024 and December 31, 2023, respectively.
8 Including amounts from related parties of $0.1 million as of December 31, 2023. There were no amounts from related parties as of June 30, 2024.
9 Including amounts from related parties of $5.8 million and $3.4 million as of June 30, 2024 and December 31, 2023, respectively.
10 Including amounts from related parties of $8.6 million and $1.7 million as of June 30, 2024 and December 31, 2023, respectively.
11 Including amounts from related parties of $0.4 million and $0.4 million as of June 30, 2024 and December 31, 2023, respectively.
12 Including amounts from related parties of $4.3 million and $6.7 million as of June 30, 2024 and December 31, 2023, respectively.
13 Including amounts from related parties of $1.3 million and $1.6 million as of June 30, 2024 and December 31, 2023, respectively.
14 Including amounts from related parties of $4.3 million and $4.6 million as of June 30, 2024 and December 31, 2023, respectively.

Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended June 30, 2024	Three Months Ended March 31, 2024	Three Months Ended June 30, 2023

Revenue:
Product	$226,308	$153,364	$214,706
Installation	42,733	11,444	24,321
Service	52,531	56,460	42,298
Electricity	14,195	14,030	19,770
Total revenue[1]	335,767	235,298	301,095
Cost of revenue:
Product	161,332	115,757	145,146
Installation	44,298	15,353	26,879
Service	52,401	56,506	57,263
Electricity	9,214	9,606	15,457
Total cost of revenue	267,245	197,222	244,745
Gross profit	68,522	38,076	56,350
Operating expenses:
Research and development	37,364	35,485	41,493
Sales and marketing	17,901	13,599	26,822
General and administrative[2]	36,385	38,009	42,491
Total operating expenses	91,650	87,093	110,806
Loss from operations	(23,128)	(49,017)	(54,456)
Interest income	6,430	7,531	4,357
Interest expense[3]	(15,376)	(14,546)	(13,953)
Other expense, net[4]	(985)	(1,170)	(740)
Loss on extinguishment of debt	(27,182)	—	(2,873)
(Loss) gain on revaluation of embedded derivatives	(88)	158	(1,216)
Loss before income taxes	(60,329)	(57,044)	(68,881)
Income tax provision (benefit)	856	(501)	178
Net loss	(61,185)	(56,543)	(69,059)
Less: Net income (loss) attributable to noncontrolling interest	602	981	(2,998)
Net loss attributable to common stockholders	$(61,787)	$(57,524)	$(66,061)
Net loss per share available to common stockholders, basic and diluted	$(0.27)	$(0.25)	$(0.32)
Weighted average shares used to compute net loss per share available to common stockholders, basic and diluted	227,167	225,587	208,692
1 Including related party revenue of $86.8 million, $122.2 million and $4.6 million for the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively.
2 Including related party general and administrative expenses of $0.2 million and $0.2 million for the three months ended June 30, 2024, and March 31, 2024, respectively. There were no related party general and administrative expenses for the three months ended June 30, 2023.
3 Including related party interest expense of $0.1 million and $0.1 million for the three months ended June 30, 2024, and March 31, 2024, respectively. There were no related party general and administrative expenses for the three months ended June 30, 2023.
4 Including related party other expense, net of $0.4 million and $0.5 million for the three months ended June 30, 2024, and March 31, 2024, respectively. There were no related party general and administrative expenses for the three months ended June 30, 2023.

Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Three Months Ended June 30, 2024	Three Months Ended March 31, 2024	Three Months Ended June 30, 2023
Cash flows from operating activities:
Net loss	$(61,185)	$(56,543)	$(69,059)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,407	12,518	17,518
Non-cash lease expense	8,980	8,951	8,250
(Gain) loss on disposal of property, plant and equipment	(13)	(2)	5
Revaluation of derivative contracts	88	(158)	1,216
Stock-based compensation expense	19,191	18,136	28,102
Amortization of debt issuance costs	1,603	1,471	1,121
Loss on extinguishment of debt	27,182	—	2,873
Unrealized foreign currency exchange loss	418	1,136	1,484
Other	(50)	(50)	—
Changes in operating assets and liabilities:
Accounts receivable[1]	(175,657)	(7,615)	(21,079)
Contract assets[2]	(56,599)	7,578	12,595
Inventories	5,862	(24,965)	(69,680)
Deferred cost of revenue[3]	7,592	(10,183)	(13,337)
Prepaid expenses and other assets[4]	7,537	3,509	6,485
Other long-term assets[5]	(1,800)	(2,155)	3,543
Operating lease right-of-use assets and operating lease liabilities	(9,216)	(8,807)	(7,940)
Financing lease liabilities	223	97	492
Accounts payable[6]	8,206	(33,455)	62,729
Accrued warranty	3,191	(10,129)	5,450
Accrued expenses and other liabilities[7]	19,789	(32,996)	(3,442)
Deferred revenue and customer deposits[8]	6,013	(13,454)	(13,658)
Other long-term liabilities	(257)	(150)	(153)
Net cash used in operating activities	(175,495)	(147,266)	(46,485)
Cash flows from investing activities:
Purchase of property, plant and equipment	(12,019)	(21,435)	(19,576)
Proceeds from sale of property, plant and equipment	15	7	25
Net cash used in investing activities	(12,004)	(21,428)	(19,551)
Cash flows from financing activities:
Proceeds from issuance of debt[9]	402,500	—	634,018
Payment of debt issuance costs	(12,323)	—	(15,828)
Repayment of debt	(140,990)	—	(62,960)
Proceeds from financing obligations	—	1,334	1,539
Repayment of financing obligations	(5,041)	(4,958)	(4,462)
Proceeds from issuance of common stock	159	6,816	733

	Three Months Ended June 30, 2024	Three Months Ended March 31, 2024	Three Months Ended June 30, 2023
Proceeds from issuance of redeemable convertible preferred stock	—	—	310,957
Contributions from noncontrolling interest	—	3,958	6,979
Dividend paid	(1,468)	—	—
Purchase of capped calls	—	—	(54,522)
Other	—	—	(158)
Net cash provided by financing activities	242,837	7,150	816,296
Effect of exchange rate changes on cash, cash equivalent and restricted cash	(256)	(912)	(204)
Net increase (decrease) in cash, cash equivalents, and restricted cash	55,082	(162,456)	750,056
Cash, cash equivalents, and restricted cash:
Beginning of period	582,722	745,178	172,488
End of period	$637,804	$582,722	$922,544

1 Including changes in related party balances of $55.8 million, $30.3 million and $2.6 million for the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively.
2 Including changes in related party balances of $2.7 million and $3.3 million for the three months ended June 30, 2024 and March 31, 2024, respectively. There were no changes in related party balances for the three months ended June 30, 2023.
3 Including changes in related party balances of $0.9 million for the three months ended March 31, 2024. There were no changes in related party balances for the three months ended June 30, 2024, and June 30, 2023.
4 Including changes in related party balances of $0.9 million and $0.1 million for the three months ended June 30, 2024 and March 31, 2024, respectively. There were no changes in related party balances for the three months ended June 30, 2023.
5 Including changes in related party balances of $0.4 million and $0.8 million for the three months ended June 30, 2024 and March 31, 2024, respectively. There were no changes in related party balances for the three months ended June 30, 2023.
6 Including changes in related party balances of $0.1 million for the three months ended March 31, 2024. There were no changes in related party balances for the three months ended June 30, 2024, and June 30, 2023.
7 Including changes in related party balances of $0.3 million and $2.7 million for the three months ended June 30, 2024 and March 31, 2024, respectively. There were no changes in related party balances for the three months ended June 30, 2023.
8 Including changes in related party balances of $3.6 million and $0.8 million for the three months ended June 30, 2024 and March 31, 2024, respectively. There were no changes in related party balances for the three months ended June 30, 2023.
9 Including changes in related party balances of $0.1 million and $0.2 million for the three months ended June 30, 2024 and March 31, 2024, respectively. There were no changes in related party balances for the three months ended June 30, 2023.

Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(in thousands, except percentages)

	Q2’24	Q1’24	Q2’23
GAAP revenue	335,767	235,298	301,095
GAAP cost of sales	267,245	197,222	244,745
GAAP gross profit	68,522	38,076	56,350
Non-GAAP adjustments:
Stock-based compensation expense	4,110	3,814	5,067
Restructuring	116	(663)	—
Other	408	—	—
Non-GAAP gross profit	73,156	41,226	61,417
GAAP gross margin %	20.4%	16.2%	18.7%
Non-GAAP adjustments	1.4%	1.3%	1.7%
Non-GAAP gross margin %	21.8%	17.5%	20.4%

	Q2’24	Q1’24	Q2’23
GAAP loss from operations	(23,128)	(49,017)	(54,456)
Non-GAAP adjustments:
Stock-based compensation expense	19,423	18,860	28,479
Restructuring	73	(616)	—
Other	445	37	37
Non-GAAP loss from operations	(3,188)	(30,736)	(25,940)
GAAP operating margin %	(6.9)%	(20.8)%	(18.1)%
Non-GAAP adjustments	5.9%	7.8%	9.5%
Non-GAAP operating margin %	(0.9)%	(13.1)%	(8.6)%

Reconciliation of GAAP Net Loss to non-GAAP Net Loss and Computation of non-GAAP Net Loss per Share (EPS)
(unaudited)
(in thousands, except share data)

	Q2’24	Q1’24	Q2’23
Net loss to Common Stockholders	(61,787)	(57,524)	(66,061)
Non-GAAP adjustments:
Add back: gain (loss) for non-controlling interests	602	981	(2,998)
Loss (gain) on derivative liabilities	88	(158)	1,216
Loss on extinguishment of debt	27,182	—	2,873
Stock-based compensation expense	19,423	18,860	28,479
Restructuring	73	(616)	—
Other	445	25	37
Adjusted Net Loss	(13,974)	(38,432)	(36,454)

Adjusted net loss per share (EPS), Basic and Diluted	$(0.06)	$(0.17)	$(0.17)
Weighted average shares outstanding attributable to common stockholders, Basic and Diluted	227,167	225,587	208,692

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Q2’24	Q1’24	Q2’23
Net loss to Common Stockholders	(61,787)	(57,524)	(66,061)
Add back: gain (loss) for non-controlling interests	602	981	(2,998)
Loss (gain) on derivative liabilities	88	(158)	1,216
Loss on extinguishment of debt	27,182	—	2,873
Stock-based compensation expense	19,423	18,860	28,479
Restructuring	73	(616)	—
Other	445	25	37
Adjusted Net Loss	(13,974)	(38,432)	(36,454)

Depreciation & amortization	13,407	12,518	17,519
Income tax provision (benefit)	856	(501)	178
Interest expense, Other expense, net	9,930	8,197	10,336
Adjusted EBITDA	10,219	(18,218)	(8,421)

Use of non-GAAP financial measures

To supplement Bloom Energy consolidated financial statement information presented on a GAAP basis, Bloom Energy provides financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating loss margin, non-GAAP net loss, non-GAAP basic and diluted loss per share and Adjusted EBITDA. Bloom Energy also provides forecasts of non-GAAP gross margin and non-GAAP operating profit (loss).

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States.

•The GAAP measure most directly comparable to non-GAAP gross profit is gross profit.
•The GAAP measure most directly comparable to non-GAAP gross margin is gross margin.
•The GAAP measure most directly comparable to non-GAAP operating loss is operating loss.
•The GAAP measure most directly comparable to non-GAAP operating margin is operating margin.
•The GAAP measure most directly comparable to non-GAAP net loss is net loss.
•The GAAP measure most directly comparable to non-GAAP diluted loss per share is diluted loss per share.
•The GAAP measure most directly comparable to Adjusted EBITDA is net loss.

Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Bloom Energy

Non-GAAP gross profit and non-GAAP gross margin are defined to exclude charges relating to stock-based compensation expense, restructuring (expense reversals) charges, and other charges. Non-GAAP net loss and non-GAAP diluted loss per share consist of net loss or diluted net loss per share excluding charges relating to stock-based compensation expense, gain (loss) for non-controlling interest, loss (gain) on derivatives liabilities, restructuring (expense reversals) charges, loss on extinguishment of debt, and other charges. Adjusted EBITDA is defined as net loss before interest expense, income tax provision (benefit), depreciation and amortization expense, charges relating to stock-based compensation expense, gain (loss) for non-controlling interest, loss (gain) on derivatives liabilities, restructuring (expense reversals) charges, loss on extinguishment of debt, and other charges. Bloom Energy management uses these non-GAAP financial measures for purposes of evaluating Bloom Energy’s historical and prospective financial performance, as well as Bloom Energy’s performance relative to its competitors. Bloom Energy believes that excluding the items mentioned above from these non-GAAP financial measures allows Bloom Energy management to better understand Bloom Energy’s consolidated financial performance as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Bloom Energy management excludes each of those items mentioned above for the following reasons:

•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Bloom Energy excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and such an exclusion facilitates a more meaningful evaluation of Bloom Energy current operating performance and comparisons to Bloom Energy operating performance in other periods.
•Gain (loss) for non-controlling interest represents allocation to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method and are associated with our Bloom Energy legacy PPA entities and the joint venture in the Republic of Korea.
•Loss (gain) on derivatives liabilities represents non-cash adjustments to the fair value of the embedded derivatives.
•Loss on debt extinguishment for the three months ended June 30, 2024, related to the partial repurchase of the 2.5% Green Convertible Senior Notes due August 2025 and comprised of 22.6% premium upon partial repurchase of $26.0 million and $1.2 million of debt issuance cost write-off. Loss on debt extinguishment for the three months ended June 30, 2023, related to the redemption on July 1, 2023 of 10.25% senior secured notes due March 2027 and comprised of 4% premium upon redemption of $2.3 million and $0.6 million of debt issuance cost write-off.
•Restructuring charges and reversals, if any, are represented by severance expense, facility closure costs, and others.
•Other represents site termination costs of $0.4 million for the three months ended June 30, 2024, immaterial amounts of quarterly amortization of acquired intangible assets, PPA sales property tax, and other gain from termination of a managed service agreement.
•Adjusted EBITDA is defined as Adjusted Net Loss before depreciation and amortization expense, provision for income tax, interest expense, other expense, net. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.

For more information about these non-GAAP financial measures, please see the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of GAAP Loss to non-GAAP Net Loss and Computation of non-GAAP Net Loss per Share (EPS),” and “Reconciliation of GAAP Net Loss to Adjusted EBITDA” set forth in this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Bloom Energy results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, and non-GAAP diluted loss per share can have a material impact on the equivalent GAAP earnings measure.
•Gain (loss) for non-controlling interest and loss (gain) on derivatives liabilities, though not directly affecting Bloom Energy’s cash position, represent the loss (gain) in value of certain assets and liabilities. The expense associated with this loss (gain) in value is excluded from non-GAAP net loss, and non-GAAP diluted loss per share and can have a material impact on the equivalent GAAP earnings measure.
•Other companies may calculate non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating profit (loss) (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net earnings (loss), non-GAAP diluted earnings (loss) per share and Adjusted

EBITDA differently than Bloom Energy does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Bloom Energy compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Bloom Energy also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Bloom Energy encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Bloom Energy believes that providing financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP diluted loss per share in addition to the related GAAP measures provides investors with greater transparency to the information used by Bloom Energy management in its financial and operational decision making and allows investors to see Bloom Energy’s results “through the eyes” of management. Bloom Energy further believes that providing this information better enables Bloom Energy investors to understand Bloom Energy’s operating performance and to evaluate the efficacy of the methodology and information used by Bloom Energy management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Bloom Energy’s operating performance with the performance of other companies in Bloom Energy’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.